AMENDMENT NUMBER SIXTY-TWO TO SUB-ADMINISTRATION AGREEMENT THIS AMENDMENT NUMBER SIXTY-TWO TO SUB-ADMINISTRATION AGREEMENT (this "Amendment) is entered into as of the 18" day ofSeptember, 2024 (AmendmentEffective Date") by and between Global X Management Company LLC, a Delaware limited liability company ("GXMC"), and SEl Investments Global Funds Services, a Delaware statutory trust (the "Sub-Administrator"). WHEREAS, GXMC serves as investment adviser and administrator to Global X Funds (the "Trust), an open end management investment company registered under the InvestmentCompany Act of 1940, as amended; WHEREAS, GXMC and the Sub-Administrator entered into a Sub-Administration Agreement dated as of the 25th day ofNovember, 2008, as amended, pursuant to which the Sub-Administrator agreed to provide certain administrative, accounting and compliance services with respect to the Trust (the "Agreement"), and WHEREAS GXMCand the Sub-Administrator desire to further amend the Agreement on the terms and subject to the conditions provided herein. NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows. 1. Schedule I (Funds). Schedule I (Funds) of the Agreement is hereby deleted and replaced in its entirety as set forth in the Schedule I (Funds) attached as Attachment 1 hereto. 2. Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect. and shall continue in full force and effect. 3. Counterparts. This Amendment may be executed in one or more counterparts. all ofwhich shall constitute one and the same instrument Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures ofeach ofthe parties. 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth ofPennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the Commonwealth ofPennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control. IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written SEI INVESTMENTS GLOBAL FUNDS SERVICES GLOBAL X MANAGEMENTCOMPANY LLC By. Nam: Title!l er,/0tho Nam Jasmin M. Ali Tith«, General Counsel

SCHEDULE I Funds SEI 211608v1 2 #1253100v2 Global X 1-3 Month T-Bill ETF Global X Adaptive U.S. Factor ETF Global X Adaptive U.S. Risk Management ETF Global X Aging Population ETF Global X AgTech & Food Innovation ETF Global X Alternative Income ETF Global X Artificial Intelligence & Technology ETF Global X Autonomous & Electric Vehicles ETF Global X Bitcoin Covered Call Strategy ETF Global X Bitcoin Trend Strategy ETF Global X Blockchain ETF Global X Blockchain & Bitcoin Strategy ETF Global X Brazil Active ETF Global X CleanTech ETF Global X Clean Water ETF Global X Cloud Computing ETF Global X Conscious Companies ETF Global X Copper Miners ETF Global X Cybersecurity ETF Global X Data Center & Digital Infrastructure ETF Global X DAX Germany ETF Global X Defense Tech ETF Global X Disruptive Materials ETF Global X Dow 30® Covered Call ETF Global X Dow 30® Covered Call & Growth ETF Global X E-commerce ETF Global X Emerging Markets ex-China ETF Global X Emerging Markets Bond ETF Global X Emerging Markets Great Consumer ETF Global X Financials Covered Call & Growth ETF Global X FinTech ETF Global X FTSE Southeast Asia ETF Global X Genomics & Biotechnology ETF Global X Gold Explorers ETF Global X Guru® Index ETF Global X Health Care Covered Call & Growth ETF Global X Hydrogen ETF Global X India Active ETF Global X Information Technology Covered Call & Growth ETF Global X Infrastructure Development ex-U.S. ETF Global X Interest Rate Hedge ETF Global X Interest Rate Volatility & Inflation Hedge ETF Global X Intermediate-Term Treasury Ladder ETF Global X Internet of Things ETF Global X Lithium & Battery Tech ETF Global X Long-Term Treasury Ladder ETF Global X Millennial Consumer ETF Global X MLP & Energy Infrastructure ETF Global X MLP & Energy Infrastructure Covered Call ETF Global X MLP ETF Global X MSCI Argentina ETF Global X MSCI China Consumer Discretionary ETF Global X MSCI Colombia ETF Global X MSCI Emerging Markets Covered Call ETF Global X MSCI Greece ETF

SCHEDULE I Funds SEI 211608v1 3 #1253100v2 Global X MSCI Norway ETF Global X MSCI SuperDividend® EAFE ETF Global X MSCI SuperDividend® Emerging Markets ETF Global X MSCI Vietnam ETF Global X Nasdaq 100 Collar 95-110 ETF Global X Nasdaq 100 Covered Call ETF Global X Nasdaq 100 Covered Call & Growth ETF Global X Nasdaq 100 ESG Covered Call ETF Global X Nasdaq 100 Tail Risk ETF Global X Nasdaq 100 Risk Managed Income ETF Global X PropTech ETF Global X Renewable Energy Producers ETF Global X Robotics & Artificial Intelligence ETF Global X Russell 2000 ETF Global X Russell 2000 Covered Call ETF Global X Russell 2000 Covered Call & Growth ETF Global X S&P 500® Catholic Values ETF Global X S&P® Catholic Values Developed ex-U.S. ETF Global X S&P Catholic Values U.S. Aggregate Bond ETF Global X S&P 500 Collar 95-110 ETF Global X S&P 500 Covered Call & Growth ETF Global X S&P 500® Covered Call ETF Global X S&P 500 ESG Covered Call ETF Global X S&P 500® Quality Dividend ETF Global X S&P 500 Quality Dividend Covered Call ETF Global X S&P 500 Risk Managed Income ETF Global X S&P 500 Tail Risk ETF Global X Short-Term Treasury Ladder ETF Global X Silver Miners ETF Global X Social Media Index ETF Global X Solar ETF Global X SuperDividend® ETF Global X SuperDividend® REIT ETF Global X SuperDividend® US ETF Global X SuperIncome™ Preferred ETF Global X Telemedicine & Digital Health ETF Global X Thematic Growth ETF Global X U.S. Cash Flow Kings 100 ETF Global X U.S. Electrification ETF Global X U.S. Infrastructure Development ETF Global X U.S. Preferred ETF Global X Uranium ETF Global X Variable Rate Preferred ETF Global X Video Games & Esports ETF Global X Wind Energy ETF